UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

GREENFLAG VENTURES INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-54082	837632058
(state or other jurisdiction of incorporation)	(Commission File Number)	(Business Identification Number)

804-750 WEST PENDER STREET, VANCOUVER, B.C, CANADA	V6C 2T7
(address of principal executive offices)	(Postal/zip code)

778-654-3221
(registrant’s telephone number, including area code)

WTTJ CORP
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following individuals have been elected to the Board of Directors of the Company.

Neal E Johnson

Neal has worked in the banking industry for 36 years. He has worked at various positions up to regional manager. For the last 15 years he has worked as a residential mortgage loan officer. Neal has been a member of The Eau Gallie Yacht Club for the last 20 years, serving as Commodore in 2004-2005. He has served on the board of directors of AMI Kids, Inc. a youth offender program in Brevard County Florida, serving three years as Board Chair. He is also a past chairman of Leadership Brevard, the county’s Leadership Development Program.

Michael A Johnson

Michael has been self employed since 1993 as a 1099 consultant/subcontractor to the Insurance Industry and now in the Real Estate Industry.  This includes business management, employee management, mitigation of damage, appraisals, arbitration, and acting as an umpire for resolution of disputes.

Item 8.01 Other Events.

The Company has applied and received confirmation of the following:

New Cusip:  39525X101

New ISIN:  CA39525X1015

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFLAG VENTURES, INC.

Dated: August 13, 2015	/s/
RICHARD DIBIASE
Chief Executive Officer